UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 6, 2025
Date of Report (Date of earliest event reported)

THE HERSHEY COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-183	23-0691590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 East Chocolate Avenue
Hershey, PA 17033
(Address of principal executive offices)
(Zip Code)

(717) 534-4200
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, one dollar par value	HSY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Explanatory Note.

On May 8, 2025, The Hershey Company (the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”) disclosing the voting results from its 2025 Annual Meeting of Stockholders held on May 6, 2025. This Amendment No. 1 to the Form 8-K is being filed to amend the voting results with respect to Proposal No.1 – Election of Directors.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 6, 2025, The Hershey Company held its 2025 Annual Meeting of Stockholders via live webcast. Set forth below are the final voting results from the meeting.

Proposal No. 1 — Election of Directors

Holders of the Company’s Common Stock and Class B Common Stock, voting together without regard to class, elected the following directors by the votes set forth as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Michele G. Buck	647,325,156	7,467,497	18,392,015
Timothy W. Curoe	653,987,740	804,913	18,392,015
Mary Kay Haben	649,011,051	5,781,602	18,392,015
Huong Maria T. Kraus	631,134,279	23,658,374	18,392,015
Barry J. Nalebuff	653,909,847	882,806	18,392,015
Juan R. Perez	619,983,671	34,808,982	18,392,015
Marie Quintero-Johnson	653,948,864	843,789	18,392,015
Cordel Robbin-Coker	652,354,397	2,438,256	18,392,015
Harold Singleton III	653,972,332	820,321	18,392,015

Holders of the Company’s Common Stock, voting separately as a class, elected the following directors by the votes set forth as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Deirdre A. Mahlan	107,877,181	787,802	18,389,385
Kevin M. Ozan	106,947,527	1,717,456	18,389,385

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERSHEY COMPANY

Date: May 9, 2025	By:	/s/ James Turoff
James Turoff Senior Vice President, General Counsel and Secretary